UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2016

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On January 15, 2016, our wholly-owned subsidiary, University of Phoenix, Inc., was notified by the U.S. Department of Defense (“DoD”) that the University’s probationary status in respect of its participation in the DoD Tuition Assistance Program for active duty military personnel has been lifted, effective immediately. The University had been placed on probation in October 2015 pending a review by the Department of the University’s compliance with the DoD Voluntary Education Partnership Memorandum of Understanding with the University, which is the basis on which the University’s active duty military students participate in the DoD Tuition Assistance Program.

The Department determined that the removal of probationary status was warranted based on the Department’s internal review, the University’s response to the Department’s concerns, and the active engagement and cooperation by representatives of the University.

The University will be subject to a heightened compliance review for a period of one-year following the removal of probationary status. During this period, the University will continue to engage with the Department and complete the production of information and documents previously requested by the Department. In addition, the University will be subject to an enhanced compliance review in fiscal year 2017.

Apollo Education Group, Inc.

January 15, 2016	By:	/s/ Gregory J. Iverson
	Name:	Gregory J. Iverson
	Title:	Chief Financial Officer